Exhibit 32.1
In accordance with Exchange Act Rules 13a-14(f) and 15d-14(f), this certification does not relate to Interactive Data Files as defined in Rule 11 of Regulation S-T.

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 for the Chief Executive Officer

I, Winthrop Watson, state and attest that:

1.	I am the Chief Executive Officer of the Federal Home Loan Bank of Pittsburgh (the registrant).

2.	I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

●
this Form 10-K of the registrant for the year ended December 31, 2011 (the periodic report) containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

●	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of, and for, the periods presented.

Date:      March 15, 2012                 /s/ Winthrop Watson
Name:    Winthrop Watson
Title:    President & Chief Executive Officer